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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): DECEMBER 20, 2006


                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      000-21139               38-3185711
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)

                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     In connection with the execution of an Employment Agreement between Dura Automotive Systems, Inc. (the "Company") and Mr. David L. Harbert, the Company entered into a related services agreement with Tatum, LLC (the "Tatum Agreement"), to provide resources and support in connection with Mr. Harbert's employment with the Company. The Tatum Agreement was executed by the parties thereto on December 20, 2006, and sets forth the rights of the Company, through Mr. Harbert, to use such resources for the benefit of the Company and for the payment for such services. The Tatum Agreement is subject the approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     The following is a summary of the principal terms of the Tatum Agreement:

          (i) Beginning Date. Subject to Bankruptcy Court approval, the Tatum Agreement will be deemed effective as of December 9, 2006.

          (ii) Compensation. The Company will pay directly to Tatum a fee equal to 25% of the Mr. Harbert's Salary (initially $5,400 semi-monthly) as partial compensation for resources provided. Should the Tatum Partner be paid a bonus the Company will pay Tatum (whether cash or equity) 25% of the total bonus paid by the Company during the term of this agreement.

          (iii) Converting Interim to Permanent. The Company will have the opportunity to make the Tatum Partner a full-time permanent member of Company management at any time during the term of this agreement by entering into another form of Tatum agreement, the term so which will be negotiated at such time.

          (iv) Termination. This agreement will terminate immediately upon the earlier of the effective date of termination or expiration of the Tatum Partner's employment with the Company or upon the Tatum Partner ceasing to be a partner of Tatum.

          (v)  Hiring Tatum Partner Outside of Agreement. During the twelve
               (12)-month period following termination or expiration of this agreement, other than in connection with another Tatum agreement, the Company will not employ the Tatum Partner, or engage the Tatum Partner as an independent contractor, to render services of substantially the same nature as those for which Tatum is making the Tatum Partner available pursuant to this agreement. The parties recognize and agree that a breach by the Company of this provision would result in the loss to Tatum of the Tatum Partner's valuable expertise and revenue potential and that such injury will be impossible or very difficult to ascertain. Therefore, in the event this provision is breached, Tatum will be entitled to receive as liquidated damages an amount equal to forty-five percent (45%) of the Tatum Partner's Annualized Compensation (as defined below), which amount the parties agree is reasonably proportionate to the probable loss to Tatum and is not intended as a penalty. If, however, a court or arbitrator, as applicable, determines that liquidated damages are not appropriate for such breach, Tatum will have the right to seek actual damages. The amount will be due and payable to Tatum upon written demand to the Company. For this purpose, "Annualized Compensation" will mean the Tatum Partner's most recent annual Salary and the maximum amount of any bonus for which the Tatum Partner was eligible with respect to the then current bonus year.

          (vi) Insurance. The Company will provide Tatum or the Tatum Partner with written evidence that the Company maintains directors' and officers' insurance covering the Partner as it covers similarly situated executive employees of the Company and at no additional cost to the Tatum Partner, and the Company will maintain such insurance at all times while this agreement remains in effect.

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On December 20, 2007, the Board of Directors of the Company appointed Mr. David L. Harbert as the Chief Financial Officer of the Company. In connection therewith, the Company entered into an employment agreement with Mr. Harbert, which is subject to obtaining appropriate approval of the Bankruptcy Court.

     Mr. Harbert has been a partner of Tatum CFO Partners, LLP, a professional services firm, since 2003. As a Tatum partner, Mr. Harbert has served as Interim Chief Financial Officer for: (i) Ensesco Group, Inc., a leading distributor of giftware, and home and garden decor products; (ii) Truck Bodies & Equipment International, a manufacturer of truck dump bodies and hoists; (iii) Wausau Financial Systems, Inc., a provider of enterprise transaction processing solutions for financial institutions; and (iv) CCC Information Services Group, Inc., a supplier of advanced software, communications systems and internet technology solutions to the automotive collision repair market. Prior to joining Tatum, Mr. Harbert served as a chief financial officer and chief operations officer for three Citigroup Venture Capital "CVC" Portfolio Companies over a nine year period (FastenTech, Paper-Pak Products and Delco Remy International). He was also Chief Financial Officer of Applied Power, Inc, Vice President Chief Financial Officer of SSA, Inc., Chief Financial Officer of Tenneco Automotive, and Controller for GenCorp. Mr. Harbert is 64 years old.

     The following is a summary of the principal terms of the employment agreement executed between Mr. Harbert (the "Employee") and the Company:

          (vii) Beginning Date. Subject to Bankruptcy Court approval, the agreement will be deemed effective as of December 9, 2006 (the "Beginning Date").

          (viii) Position and Duties. During the term of employment, the Employee will be employed as the Chief Financial Officer of the Company and shall perform all duties as are consistent therewith as the Chief Executive Officer or the Board of Directors of the Company shall designate. The Employee shall report directly to the Company's Chief Executive Officer. During his employment, the Employee shall devote his full time and attention and expend his best efforts, energies and skills on behalf of the Company in the performance of the foregoing duties and responsibilities.

          (ix) Compensation. The Company shall pay to the Employee a salary of $43,200 a month ("Salary") payable in accordance with the Company's normal payroll periods and procedures, but no less frequently than on a semi-monthly basis. The Employee's Salary may be increased from time to time by the Company in its discretion. Should the Company elect to terminate the agreement within 90 days of the Beginning Date, the Company will pay the Employee an early termination fee ("Early Termination Fee") in an amount such that the total of Salary and Early Termination Fee paid is equal to $2,250 per day worked by the Employee from the Beginning Date to such date of termination of the agreement. The Early Termination fee, if any, will be paid to the Employee upon a termination of the agreement that occurs within 90 days of the Beginning Date.

          (x) Other Compensation Provisions. During the course of the Employee's employment hereunder, the Employee will remain a Partner of Tatum. As a Partner of Tatum, Employee will share with Tatum a portion of his economic interest in any stock options or equity bonus that the Company may, in its discretion, grant the Employee and may also share with Tatum a portion of any cash bonus and severance the Company may, in its discretion, pay the Employee, but only to the extent specified in that certain Interim Engagement Resources Agreement between the Company and Tatum (the "Resources Agreement"). The Company acknowledges and consents to such arrangement. The Company will promptly reimburse the Employee directly for reasonable travel and out-of-pocket business expenses in accordance with the expense reimbursement policies and procedures of the Company and a per diem of $50.00.


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          (xi) Benefits. The Employee will be eligible for (1) any 401(k) plan offered to senior management of the Company in accordance with the terms and conditions of such 401(k) plan, (2) holidays consistent with the Company's policy as it applies to senior management, and (3) vacation accrued at 1.67 days per month. The Employee will be exempt from any waiting periods required for eligibility under any benefit plan of the Company, other than a qualified retirement plan or if such exemption would otherwise cause impermissible discrimination under the income tax laws applicable to employee benefit plans.

          (xii) Insurance and Indemnification. The Employee must receive written evidence that the Company maintains directors' and officers' insurance to cover him in an amount comparable to that provided to senior management of the Company at no additional cost to the Employee, and the Company will maintain such insurance at all times while the agreement remains in effect. Furthermore, the Company will maintain such insurance coverage with respect to occurrences arising during the term of the agreement for at least three years following the termination or expiration of the agreement or will purchase a directors' and officers' extended reporting period, or "tail," policy to cover the Employee. The Company has also agreed to indemnify the Employee for any claim arising from, related to or in connection with the Employee's performance of the services described in the agreement pursuant to the terms and conditions set forth therein.

          (xiii) Termination. The Company may terminate the Employee's employment for any reason upon at least 30 days' prior written notice to the Employee, such termination to be effective on the date specified in the notice, provided that such date is no earlier than 30 days from the date of delivery of the notice. Likewise, the Employee may terminate his employment for any reason upon at least 30 days' prior written notice to the Company, such termination to be effective on the date 30 days following the date of the notice. The Employee will continue to render services and to be paid during such 30-day period, regardless of who give such notice. Notwithstanding the above:
               (1) the Employee may terminate the agreement immediately if the Company has not remained current in its obligations under the agreement or the Tatum Agreement or if the Company engages in or asks the Employee to engage in or to ignore any illegal or unethical conduct; (2) the Company may terminate the agreement immediately for cause; and (3) either party may terminate the agreement in the event the Bankruptcy Court declines to approve the agreement on or before January 23, 2007. For purposes of this paragraph, "cause" shall be defined as (a) the conviction of the Employee, or an agreement to a plea of nolo contendere to, any felony or other crime involving moral turpitude, (b) willful and continuing refusal to substantially perform his duties, or (c) in performing such duties, conduct constituting gross negligence or gross misconduct. The agreement will also terminate immediately upon the death or disability of the Employee. Upon termination of the agreement, the Employee's salary will be prorated for the final pay period based on the number of days in the final pay period up to the effective date of termination. Except for any Early Termination Fee that may be payable thereunder, no other severance payments or benefits shall be provided by the Company to the Employee.

     Effective December 20, 2007, Mr. Keith R. Marchiando ceased to serve as the Company's Chief Financial Officer.


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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) None

     (b) None

     (c) None

     (d) None


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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 26, 2006.

                                        DURA AUTOMOTIVE SYSTEMS, INC.


                                        /s/ Lawrence A. Denton
                                        ----------------------------------------
Date: December 26, 2006                 By: Lawrence A. Denton
                                        Its: Chairman of the Board, President
                                             and Chief Executive Officer


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